UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

                         Federally chartered
                             instrumentality of
                         the United States       0-17440                       52-1578738
                   (State or other jurisdiction of          (Commission     (I.R.S. Employer
                   incorporation or organization)               File Number)           Identification No.)

                                     1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.    20036
                                (Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (202) 872-7700

 No change
(Former name or former address, if changed since last report)

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure.

On April 3, 2006, Farmer Mac issued a press release to announce a $479 million transaction and its effect on the Corporation's program volume.  A copy of the press release is attached to this report as Exhibit 99.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99. Press Release dated April 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                                    By: /s/ Jerome G. Oslick
                                        Name: Jerome G. Oslick
                                        Title: Vice President - General Counsel

Dated: April 3, 2006